UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 21, 2022

Date of Report (Date of earliest event reported)

American Acquisition Opportunity Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40233	86-1599759
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way Fishers, Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 855-9926

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	AMAOU	The Nasdaq Capital Market LLC
Common Stock, par value $0.0001 per share	AMAO	The Nasdaq Capital Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AMAOW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by American Acquisition Opportunity Inc. with the Securities and Exchange Commission on March 25, 2022 (the “Original Form 8-K”) in which the exhibits under Item 9.01 were inadvertently omitted from the Original Form 8-K.  This Form 8-K/A is being filed solely for the purpose to provide the disclosures required by Item 9.01 that were not previously filed with the Original Form 8-K.  Except as provided herein, the disclosures made in the Original Form 8-K remain unchanged.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Forward Share Purchase Agreements

Effective March 25, 2022, American Acquisition Opportunity Inc., a Delaware corporation (“AMAO” or the “Company”), and certain accredited investors in the Company (the “Investors”) entered into Forward Share Purchase Agreements (each, a “Purchase Agreement” and collectively, the “Purchase Agreements”), pursuant to which the Investors may each individually elect to sell and transfer to the Company via redemption on the earlier of (a) the closing of the Company’s initial business combination (the “Business Combination”), and (b) September 22, 2022 (the “Extended Date”), the amount of shares of the Company’s Class A common stock (“Shares”) identified in each Purchase Agreement, for an aggregate purchase price of $10.35 per Share (the “Shares Purchase Price”).  Collectively, the Investors hold 1,123,499 Shares subject to the Purchase Agreements.

If an Investor provides a timely notice of an election to sell or redeem Shares, the Company will pay the Shares Purchase Price for each eligible Share as follows: (a) $0.25 for each Share being sold by such selling Investor to be delivered by the escrow agent appointed by the parties (the “Escrow Agent”) from an escrow account established by the parties the Purchase Agreements (the “Escrow Account”) and (B) $10.10 for each Share being sold by such selling Investor to be delivered in the form of a redemption payment from the trustee of the trust account established in conjunction with the closing of the Company’s initial public offering.  The Company has agreed to deposit $280,874.75 into the Escrow Account to satisfy payment of the Shares Purchase Price for all Investors.  In order to be eligible to receive the Shares Purchase Price, the Investors must continuously hold such Shares unless Shares are sold in open market sales at a price per Share greater than $10.35 and such sold Shares are replaced by other Shares purchased in the open market.  If an Investor fails to timely notify the Company of its election to sell or redeem Shares, such Investor will have forfeited its right to sell or redeem Shares.

In exchange for the Company’s commitment to purchase or redeem the Shares at the Shares Purchase Price, each Investor agreed (i) not to request redemption of any of the Shares in conjunction with the Company’s approval of the Extension Proposal (as described in Item 5.07), and (ii) to withdraw any prior redemption requests with respect to the amount of Shares subject the applicable Purchase Agreement.  The Company agreed that it would not enter into any agreements with additional redeeming holders of its Shares containing material terms that are more favorable to such additional redeeming holders than the terms offered to the Investors, provided, however, that if the Company did provide more favorable terms to a third party, the Company would promptly advise the Investors and provide them with a right to amend the Purchase Agreements to include such more favorable terms.

In the event that an Investor fails to timely deliver a notice of its election to sell or redeem Shares, exercises its election with respect to only a portion of the Shares, or fails to continuously hold some or all Shares, subject to the exception for open market sales and repurchases (the total amount Shares that are consequently not required to be purchased or redeemed by the Company, the “Retained Shares”), then, within five business days of the Extended Date, the parties to each Purchase Agreement shall instruct the Escrow Agent to release an amount equal to $0.25 multiplied by the number of Retained Shares to the Company.

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The Purchase Agreements contain customary representations, warranties and covenants from the parties. The Company agreed to indemnify each Investor and its respective officers, directors, employees, agents and shareholders (collectively referred to as the “Indemnitees”) against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable and documented out-of-pocket outside counsel fees, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding, in each case, brought by a third party creditor of the Company asserting that an Investor is not entitled to receive the aggregate Share Purchase Price or such portion thereof as they are entitled to receive pursuant to a Purchase Agreement, in each case unless such action, claim or proceeding is the result of the fraud, bad faith, willful misconduct or gross negligence of any Indemnitee.

The foregoing description is only a summary of the Purchase Agreements and is qualified in its entirety by reference to the full text of each Purchase Agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, Exhibit 10.7, Exhibit 10.8, Exhibit 10.9, and Exhibit 10.10 and incorporated by reference herein. The Purchase Agreements are included as exhibits to this Current Report on Form 8-K in order to provide investors and security holders with material information regarding its terms and the transaction. It is not intended to provide any other factual information about the Company or the Investors. The representations, warranties and covenants contained in the Purchase Agreements were made only for purposes of those agreements; are solely for the benefit of the parties to the Purchase Agreements; may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Security holders and investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Investors.

Amendment to Investment Management Trust Agreement

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.03   AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The disclosure set forth in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

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ITEM 5.07    SUBMISSION OF A MATTER TO A VOTE OF SECURITY HOLDERS

On March 21, 2022, the Company held its 2022 Special Meeting of Stockholders (the “Special Meeting”). The record date for the stockholders entitled to notice of, and to vote at, the Special Meeting was February 8, 2022. At the close of business on that date, the Company had 13,232,502 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting. Of the 13,232,502 shares of common stock issued and outstanding and entitled to be voted at the Special Meeting, 11,206,316 shares (or 84.7%), constituting a quorum, were represented in person or by proxy at the Special Meeting. At the Special Meeting, three proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on February 15, 2022. The final voting results were as follows:

                Proposal 1

The Company’s stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the date by which the Company must consummate a Business Combination from March 22, 2022 to September 22, 2022 (the “Extension Proposal”), based upon the voting results set forth below.

Votes For	Votes Against	Votes Abstained
8,840,379	2,365,937	0

                Shareholders holding 8,943,317 shares of the Company’s Class A Common Stock have exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account (the “Trust Account”).  As a result, $90,334,512.92 (approximately $10.10 per share) will be removed from the Trust Account to pay such holders.

                The Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation on March 21, 2022.  A copy of the Company’s Certificate of Amendment is attached hereto as Exhibit 3.1 and is incorporated by reference.

                Proposal 2

The Company’s stockholders approved the amendment to the Company’s Investment Management Trust Agreement, dated March 17, 2021 (the “Trust Agreement”), by and between Continental Stock Transfer & Trust Company (“Continental”) and the Company, to extend the liquidation date from March 22, 2022 to September 22, 2022, based upon the voting results set forth below.

Votes For	Votes Against	Votes Abstained
8,840,379	2,365,937	0

                The Company entered into a Trust Amendment with Continental effective March 21, 2022.  A copy of the Trust Amendment is attached hereto as Exhibit 10.11 and is incorporated by reference.

                Proposal 3

The proposal to approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Extension Amendment Proposal and Trust Amendment Proposal was withdrawn because Company’s stockholders approved and adopted the Extension Amendment Proposal and Trust Amendment Proposal, as noted above.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Company.
10.1	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and AQR Absolute Return Master Account, L.P.
10.2	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and AQR Corporate Arbitrage Master Account, L.P.
10.3	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and AQR Funds – AQR Diversified Arbitrage Fund.
10.4	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and Boothbay Fund Management, LLC.
10.5	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and CVI Investments, Inc.
10.6	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and Polar Multi-Strategy Master Fund.
10.7	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and Radcliffe SPAC Master Fund, L.P.
10.8	Forward Share Purchase Agreement, dated March 24, 2022, by and between the Company and Whitebox Advisors LLC.
10.9	Forward Share Purchase Agreement, dated March 23, 2022, by and between the Company and Yakira Capital Management, Inc.
10.10	Forward Share Purchase Agreement, dated March 25, 2022, by and between the Company and Great Point Capital, LLC.
10.11	Trust Amendment, dated March 21, 2022, by and between the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACQUISITION OPPORTUNITY INC.

Dated: March 28, 2022	By:	/s/ Mark C. Jensen
	Name:	Mark C. Jensen
	Title:	Chief Executive Officer

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